Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A (Amendment No. 4 ) of our report dated April 11, 2016, relating to the financial statements of Cannasys, Inc., as of December 31, 2015, and to all references to our firm included in this Registration Statement.

/s/ B F Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
December 19 , 2016